                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               _________________


                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 AcPRIL 14, 1997



                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of Registrant as specified in its Charter)



         VIRGINIA                         0-26528               75-2599709
(State or Other Jurisdiction           (Commission             (IRS Employer
of Incorporation)                      File Number)         Identification No.)


     3030 LBJ FREEWAY, SUITE 1500                                  75234
            DALLAS, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)


                                (972) 888-8000
             (Registrant's telephone number, including area code)



                                      N/A
              (Former name, former address and former fiscal year,
                          if change since last report)

ITEM 5.  OTHER EVENTS

     On April 14, 1997, Patriot American Hospitality, Inc. ("Patriot") entered into a merger agreement and a related stock purchase agreement (collectively, the "Merger Agreement") pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge (the "Wyndham Merger") with and into the successor to Patriot ("New Patriot REIT") following Patriot's merger with and into California Jockey Club (the "Cal-Jockey Merger"), with New Patriot REIT being the surviving company.
As a result of the Wyndham Merger, New Patriot REIT will acquire all of the assets of Wyndham, including Wyndham's portfolio of 23 owned and leased hotels (consisting of 10 owned and 13 leased hotels), with an aggregate of 4,877 rooms, as well as Wyndham's 79 managed and franchised properties throughout North America and the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names. Pursuant to the Merger Agreement, each outstanding share of common stock of Wyndham (the "Wyndham Common Stock") will be converted into the right to receive 0.712 shares (the "Exchange Ratio") of common stock of each of New Patriot REIT and Patriot American Hospitality Operating Company ("New Patriot Operating Company," known as Bay Meadows Operating Company prior to the Cal-Jockey Merger), which shares will be paired and transferable and trade together as a single unit following the Cal-Jockey Merger (the "Paired Shares"). The Exchange Ratio is subject to adjustment in the event that the average of the closing prices of the Paired Shares on the twenty trading days preceding the fifth trading day prior to the stockholder meeting of Wyndham called to approve the Wyndham Merger (the "Average Trading Price") is less than $42.13 per Paired Share. If the Average Trading Price is between $40.21 and $42.13 per Paired Share, the Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Average Trading Price. If the Average Trading Price is less than $40.21 per Paired Share, there will be no further adjustments to the Exchange Ratio; however, in such circumstances, Wyndham has the right, waivable by it, to terminate the Merger Agreement without liability. In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect to receive cash in an amount per share equal to the Exchange Ratio (as it may be adjusted) multiplied by the average closing price of the Paired Shares over the five trading days immediately preceding the closing date of the Wyndham Merger. If stockholders holding shares of Wyndham Common Stock with a value in excess of this amount elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the Wyndham Merger, New Patriot REIT also will assume Wyndham's existing indebtedness which is approximately $138 million as of April 14, 1997.

     In connection with the execution of the Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels with 3,072 rooms, located throughout the United States (the "Crow Acquisition" and, together with the Wyndham Merger, the "Proposed Wyndham Transactions"), for approximately $331.7 million in cash, plus approximately $14 million in additional consideration, if two hotels meet certain operational targets. The Wyndham Merger and the Crow Acquisition, which will be consummated concurrently, are subject to various conditions, including, without limitation, consummation of the Cal-Jockey Merger and the transactions related thereto and approval of the Wyndham Merger and certain of the related transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. It is currently anticipated that the stockholder meetings to approve the Proposed Wyndham Transactions will occur in the fourth quarter of 1997.

     In connection with the consummation of the Proposed Wyndham Transactions, certain changes will be made with respect to the officers and members of the Boards of Directors of New Patriot REIT and New Patriot Operating Company. Paul
A. Nussbaum will remain Chairman and Chief Executive Officer of New Patriot REIT and William W. Evans III, who currently serves in Patriot's Office of the

Chairman, will become President of New Patriot REIT replacing Tom Lattin, who will become Executive Vice President -- Property Management for New Patriot Operating Company. James D. Carreker, Wyndham's Chairman and Chief Executive Officer, will serve as Chairman and Chief Executive Officer of New Patriot Operating Company. Rex E. Stewart, who currently serves as Patriot's Chief Financial Officer, will serve as Chief Financial Officer of New Patriot Operating Company and Anne L. Raymond, currently the Chief Financial Officer of Wyndham, will serve as Chief Financial Officer of New Patriot REIT. It is also anticipated that the Board of Directors of New Patriot REIT and New Patriot Operating Company also will be reconstituted in connection with the consummation of the Proposed Wyndham Transactions so that each Board of Directors will consist of 11 members, including (i) two designees of Wyndham and one designee of the Crow family to the New Patriot REIT Board of Directors and (ii) three designees of Wyndham and one designee of the Crow family to the New Patriot Operating Company. It is currently anticipated that Harlan Crow will serve as the Crow family's representative on the New Patriot REIT Board of Directors.
The remaining members for each Board of Directors will be selected by New Patriot REIT and will include members of Patriot's existing Board of Directors as well as additional persons to be selected prior to the Wyndham Merger. Paul
A. Nussbaum and James D. Carreker (who will be one of the Wyndham designees) will serve as directors or both New Patriot REIT and New Patriot Operating Company.

     A copy of the Joint Press Release of Patriot American Hospitality, Inc. and Wyndham Hotel Corporation dated April 14, 1997 is attached hereto as Exhibit
                                                                     -------
99.1 and is incorporated herein by reference.
----

     Also on April 14, 1997, Patriot received a commitment for up to $1.4 billion in revolving credit and term loan facilities. The syndicate of lenders is comprised of PaineWebber Real Estate Securities, Inc., Citicorp Real Estate, Inc., Merrill Lynch Capital Corp. and Bankers Trust Company. The credit facilities are structured as a $600 million revolving credit facility and up to $800 million in term loans. Patriot will utilize the revolving credit facility for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The term loans will be applied principally to the repayment of Patriot's existing indebtedness, including repayment of Patriot's existing credit line, as well as to finance cash payments made in connection with the Wyndham Merger and the Crow Acquisition. Of the $800 million in term loans, $200 million will be designated solely for cash payments in connection with the Wyndham Merger and the Crow Acquisition.

     The facilities will be secured by all of Patriot's assets now owned or subsequently acquired. All of the facilities will bear interest at variable rates based on spreads over the London Interbank Offered Rate (LIBOR). The commitment to fund the various facilities is subject to certain conditions, including the satisfactory completion of due diligence.

     A copy of Patriot's Press Release dated April 14, 1997 relating to the commitment is attached hereto as Exhibit 99.2 and is incorporated herein by
                                 ------------
reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PATRIOT AMERICAN HOSPITALITY, INC.

                                   /s/ Rex E. Stewart
                                   ------------------
                                   Rex E. Stewart,
                                   Executive Vice President and Chief Financial
                                   Officer


Date:  April 18, 1997

                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------



   *99.1 Joint Press Release of Patriot American Hospitality, Inc. and Wyndham Hotel Corporation dated April 14, 1997.

   *99.2   Press Release of Patriot American Hospitality, Inc. dated April 14,
           1997.
_________________
* Previously filed.